Exhibit 10.11

SPOUSAL CONSENT

I, Chen Yizhou, am the lawful spouse of Yang Jing. I hereby consent unconditionally that a certain percentage of the equity interest in Beijing Qianxiang Tiancheng Technology Development Co., Ltd. that is held by and registered in the name of my spouse will be disposed of pursuant to the arrangements under the Amended and Restated Loan Agreement, the Amended and Restated Equity Option Agreement and the Amended and Restated Equity Interest Pledge Agreement, which were executed by my spouse on December 23, 2010.

I further undertake not to take any action with the intent to interfere with the above arrangements, including making any claim that such equity interest constitutes property or community property between myself and my spouse. I hereby waive unconditionally and irrevocably any rights or entitlements whatsoever to such equity interest that may be granted to me according to any applicable laws.

/s/ Chen Yizhou
(Chen Yizhou)

Date: December 23, 2010

SPOUSAL CONSENT

I, Chen Yan, am the lawful spouse of Liu Jian. I hereby consent unconditionally that a certain percentage of the equity interest in Beijing Qianxiang Tiancheng Technology Development Co., Ltd. that is held by and registered in the name of my spouse will be disposed of pursuant to the arrangements under the Amended and Restated Loan Agreement, the Amended and Restated Equity Option Agreement and the Amended and Restated Equity Interest Pledge Agreement, which were executed by my spouse on December 23, 2010.

I further undertake not to take any action with the intent to interfere with the above arrangements, including making any claim that such equity interest constitutes property or community property between myself and my spouse. I hereby waive unconditionally and irrevocably any rights or entitlements whatsoever to such equity interest that may be granted to me according to any applicable laws.

/s/ Chen Yan

Date: December 23, 2010